Exhibit 4.11

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of December 31, 2010 (the “First Supplemental Indenture”), by and among Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), Valeant Canada GP Limited, a Canadian federal corporation (“General Partnership”), Valeant Canada LP, a Quebec limited partnership (“Valeant Canada LP”), V-BAC Holding Corp, a Canadian federal corporation (“VBAC” and, together with General Partnership and Valeant Canada LP, the “New Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, each of the Company, Valeant Pharmaceuticals International, Inc. (“Parent”), the indirect parent of the Company, and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an Indenture, dated as of November 23, 2010 (the “Indenture”), providing for the issuance of 6.875% Senior Notes of the Company due 2018 (the “Securities”);

WHEREAS, the Parent has contributed certain assets to each of the New Guarantors (the “Asset Contribution”);

WHEREAS, each New Guarantor desires to provide a full and unconditional senior guarantee (the “Guarantee”) of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Trustee and the New Guarantors are authorized to execute and deliver this First Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to the First Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Definitions.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

2.             Guarantee.  Each of the New Guarantors hereby agrees to provide a full and unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee, the Canadian Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.

3.             Effectiveness of First Supplemental Indenture.  This First Supplemental Indenture shall become effective upon the execution and delivery of this First Supplemental Indenture by the Company, each New Guarantor and the Trustee.

4.             Indenture Remains in Full Force and Effect.  This First Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Indenture and the Securities, to the extent not inconsistent with the terms and provisions of this First Supplemental Indenture, shall remain in full force and effect.

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5.             No Recourse Against Others.  No stockholder, officer, director or incorporator, as such, past, present or future of any New Guarantor shall have any personal liability under this Guarantee, the Securities, the Indenture or this First Supplemental Indenture by reason of his, her or its status as such stockholder, officer, director or incorporator.

6.             Headings.  The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.

7.             Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

8.             Benefits Acknowledged.  Each New Guarantor acknowledges that it will receive direct and indirect benefits from the Asset Contribution and that the Guarantee is knowingly made in contemplation of such benefits.

9.             Governing Law.  This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

10.          Agent for Service.  Each New Guarantor hereby appoints CT Corporation as its authorized agent upon whom process may be served in any suit or proceeding arising out of or relating to the Indenture, the Securities or this First Supplemental Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws.

11.          Trustee Disclaimer.  The Trustee is not responsible for the validity or sufficiency of this First Supplemental Indenture.

[Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

VALEANT PHARMACEUTICALS INTERNATIONAL

By:	/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	President and Chief Operating Officer

[Signature Page to First Supplemental Indenture (November Indenture)]

VALEANT CANADA GP LIMITED

By:	/s/ Chris Bovaird
	Name:	Chris Bovaird
	Title:	Vice-President

[Signature Page to First Supplemental Indenture (November Indenture)]

VALEANT CANADA LP, by its general partner VALEANT CANADA GP LIMITED

By:	/s/ Chris Bovaird
	Name:	Chris Bovaird
	Title:	Vice-President

[Signature Page to First Supplemental Indenture (November Indenture)]

V-BAC HOLDING CORP.,

By:	/s/ Chris Bovaird
	Name:	Chris Bovaird
	Title:	Vice-President

[Signature Page to First Supplemental Indenture (November Indenture)]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Alex Briffet
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture (November Indenture)]